UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

Ohr Pharmaceutical, Inc.
(Exact name of registrant as specified in its charter)

Delaware	333-88480	#90-0577933
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

489 5th Ave, 28th Floor, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212)-682-8452

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 4.02(a) NON-RELIANCE ON PREVIOUSLY ISSUED FINANCIAL STATEMENTS OR A RELATED AUDIT REPORT OR COMPLETED INTERIM REVIEW

In conjunction with the audit of the financial statements of Ohr Pharmaceutical, Inc. (the “Company”) for the year ended September 30, 2010 (the “2010 audit”) by the Company’s independent registered public accounting firm, Child Van Wagoner and Bradshaw, PLLC (“CVB”), the Company reviewed its accounting for certain warrant issuances during the Company’s fiscal Quarter ending March 31, 2010 (the “Warrants”). During this review, a possible error in the Company’s accounting for derivative liabilities relating to the inducement Warrants issued to exercising warrant holders on January 15, 2010, arose. Management and CVB discussed the matter and management continued working to resolve the issue.  On January 12th, 2010, management concluded, based on recommendations from CVB, that the Company’s unaudited interim consolidated financial statements for the quarterly periods ended March 31, 2010 (“March”), and June 30, 2010 (“June”) should no longer be relied on and should be restated.

The error relates to the accounting of warrants issued as an inducement to warrant holders to exercise their warrants.  Originally, the Company viewed the issuance of inducement warrants as an additional expense and recorded the fair value of the replacement warrants in earnings.  This resulted in the Company recognizing a warrant expense in the Company’s income statement with an offset to derivative liability in March.

In conjunction with the Company’s annual audit, the Company and CVB reviewed the transaction and determined that a more accurate accounting for the Warrants should be as follows.  Due to the fact that the replacement warrants were issued in conjunction with common stock that had been exchanged for warrants, the fair value received by the Company on the date of issuance includes both the net cash proceeds from the sale of stock and the fair value of the warrants being forfeited valued on the date of exercise.

The calculated fair market value of the warrants at the time of issuance was accurate, however when considering the fair market value of the warrants forfeited by shareholders under the modified arrangement, no expense ought to be recognized and instead a reduction to the Company’s Additional Paid-in Capital account is appropriate.

The modifications to the restated financial statements relate to Warrant Expense previously recognized and Additional-Paid in Capital.  These changes affect two of the elements of statement of operations, the effect of which will be to decrease net loss in March and June.  Additionally, these changes affect two of the elements of the Changes in Shareholders’ Equity by reducing both the Additional Paid-in Capital and Accumulated Deficit accounts.  Management is still in the process of quantifying the full impact of this restatement and cannot accurately disclose the total decrease of net loss in March and June at this time, nor can management currently provide any assurance that further analysis will not reveal additional errors which impact the Company’s previously issued financial statements.

The Company anticipates filing amendments to its Forms 10-Q for the affected quarterly periods to reflect the corrections to its quarterly consolidated financial statements in the near future.

Forward-Looking Statements

Forward-looking statements in this 8-K are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the statements regarding potential errors in previously issued financial statements; the nature, magnitude and scope of potential errors and the Company's investigation and analysis of such potential errors. These statements are just predictions reflecting management’s current judgment and involve risks and uncertainties, such that actual results may differ significantly. These risks include, but are not limited to, additional actions resulting from the Company's continuing internal review, as well as the review and audit by the Company's independent auditors of restated financial statements, if any, and actions resulting from discussions with or required by the Securities and Exchange Commission, along with other risks and uncertainties discussed in the Company’s Annual Report on Form 10-K for the fiscal 2009 and the Company’s Quarterly Reports on Form 10-Q for subsequent quarters. The Company disclaims any obligation to update any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OHR PHARMACEUTICAL, INC.
Dated: January 13, 2011	By:	/s/ Irach Taraporewala
Dr. Irach Taraporewala, President and CEO